SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K


                                 CURRENT REPORT




     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):
                                 April 29, 2002





                               AMEREN CORPORATION
             (Exact name of registrant as specified in its charter)




        Missouri                        1-14756                  43-1723446
 (State or other jurisdiction         (Commission            (I.R.S. Employer
     of incorporation)                File Number)           Identification No.)




                 1901 Chouteau Avenue, St. Louis, Missouri 63103
              (Address of principal executive offices and Zip Code)






       Registrant's telephone number, including area code: (314) 621-3222

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     On April 29, 2002, the Registrant issued a press release announcing that it has entered into a definitive agreement with The AES Corporation for the purchase of the common stock of its subsidiary, CILCORP Inc., the parent company of Central Illinois Light Company. The press release is attached as Exhibit 99 and is incorporated herein by reference.


ITEM 7. EXHIBITS

        (c) Exhibits.

            99  Press release, dated April 29, 2002, issued by the Registrant.



                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         AMEREN CORPORATION
                                          (Registrant)


                                         By /s/ Warner L. Baxter
                                           -------------------------------
                                                Warner L. Baxter
                                            Senior Vice President, Finance
                                              (Principal Financial Officer)


Date:  April 29, 2002

                                    Exhibit Index
                                    -------------

Exhibit No.                   Description
----------                    -----------


     99    - Press release dated April 29, 2002, issued by Ameren Corporation.

                                                                     EXHIBIT 99


[GRAPHIC OMITTED][GRAPHIC OMITTED]

News Release
One Ameren Plaza
1901 Chouteau Avenue
St. Louis, MO 63103

    Contacts:

     Media:                 Analysts:                 Investors:
     Susan Gallagher        Bruce Steinke             Investor Services
     (314) 554-2175         (314) 554-2574            invest@ameren.com


                  AMEREN REACHES AGREEMENT TO PURCHASE CILCORP

     St. Louis, Mo., April 29, 2002---Ameren Corporation (NYSE: AEE) today announced the signing of a definitive agreement for the purchase of CILCORP, Inc., from The AES Corporation (NYSE: AES). CILCORP is the parent company of Peoria-based Central Illinois Light Co. (CILCO).

          In a transaction valued at $1.4 billion, Ameren will assume CILCORP debt at closing and pay the balance in cash to purchase the common stock of CILCORP, along with certain other assets. The purchase includes CILCORP's natural gas and electric businesses, including 1,200 megawatts of largely coal-fired generating capacity. Upon completion of the acquisition, expected within 12 months, CILCO would become an Ameren subsidiary, but would remain a separate utility company, known as AmerenCILCO.

          With this acquisition, Ameren will rank as Illinois' second largest electric utility based on the number of customers, total assets and operating revenues.

          "This acquisition is a natural fit with our core energy growth strategy," says Charles W. Mueller, chairman and chief executive officer, Ameren Corporation. "CILCORP's operations are in a service territory and market where we already operate very effectively. In addition, CILCORP's base-load generation assets, strong customer base, and low-cost operations complement Ameren's existing Illinois operations extremely well. Synergies from the acquisition will make this transaction immediately accretive to earnings and will drive strong long-term growth for our company."

          "This acquisition brings impressive benefits to customers and communities in Illinois," says Gary L. Rainwater, president and chief operating officer of Ameren Corporation. "We will expand our commitment of bringing high-quality, reliable electric and natural gas services to CILCORP's approximately 200,000 electric and 200,000 gas customers. We take this commitment seriously, as evidenced by our top ratings on customer service in a recent Illinois Commerce Commission survey."

          The transaction was unanimously approved by both companies' boards of directors, but is subject to the approval of the Illinois Commerce
     Commission, the Securities and Exchange Commission, the Federal Energy Regulatory Commission and the expiration of the waiting period under the Hart-Scott-Rodino Act. No approval is required from shareholders of either company.

                                   -- more --

     Add One

     Following are key components of this transaction:

     >> The headquarters of AmerenCILCO will remain in Peoria, where Ameren anticipates maintaining the existing operations center, customer call center, business-to-business and retail marketing groups, plus other support functions.

     >> The transaction also includes AES-Medina Valley Cogen, LLC--a 40-megawatt, gas-fired electric generation plant. The plant produces electricity, steam and chilled water, which is sold to CILCO. CILCO resells plant output to Caterpillar--CILCO's largest industrial customer.

     >> Electric rates will remain frozen at current levels at least until 2004, and existing generation and energy services contracts with nonresidential customers will remain in force.

     >> With the addition of CILCO, Ameren expects to make very limited staff reductions at Ameren-wide, and those reductions would be made primarily through attrition. Existing labor contracts will be honored.

     >> Ameren plans to increase CILCO's annual civic, charitable and social service contribution levels to at least $1 million to be used in the Peoria area and other locations now served by CILCO. That level will allow for continued support of such activities and for the expansion of three Ameren programs into the former CILCO service territory. They are:

          o   Dollar More, a low-income energy assistance program,

          o   Power Player, a program to support youth sports teams, and

          o SmartLights, providing installation of energy-efficient lighting in public areas.

     >> Ameren plans to commit additional funds annually in continued support for economic development organizations and to support special marketing programs aimed at attracting new jobs to the Peoria area.

          "Together, Ameren and CILCORP will continue a heritage of providing strong support to hundreds of Illinois communities with a combined customer base of nearly 600,000 electric and nearly 400,000 natural gas customers in Illinois," added Rainwater.

          Ameren was advised on this transaction by Goldman, Sachs & Co.

                            CONFERENCE CALL ADVISORY:

          Ameren will conduct a conference call for financial analysts at 10:00 a.m. (Central Daylight Time). It will include a slide presentation that will be available online at www.ameren.com.

          Ameren will conduct a conference call for media at 11:30 a.m., (CDT) on Monday, April 29, to discuss the transaction. All interested media may join the 11:30 a.m. media conference call by dialing 1-800-634-1568.

          Investors, the news media and the public may also listen to live Internet broadcasts of both calls, at www.ameren.com. Web site visitors simply click on "Transaction Conference Call (Analyst)" or "Transaction Conference Call (Media)" and then click on the appropriate audio link. Both the analyst and media calls will also be available for replay on the Internet for five days.

     Add Two

          Telephone playback of the conference calls will also be available the afternoon of April 29, and for 48 hours thereafter by dialing, U.S. 1-800-633-8284; international 1-858-812-6440.

     o    For the analyst call, at 10:00 a.m. enter the number: 20567436.

     o    For the media call, at 11:30 a.m. enter the number: 20567451.

                                      # # #

     ABOUT THE COMPANIES:
     --------------------

     AMEREN CORPORATION: A $10-billion-asset company based in St. Louis, Mo., Ameren Corporation provides energy services to 1.5 million electric and 300,000 natural gas customers over 44,500 square miles in Illinois and
     Missouri. Among the nation's top utility companies in size and sales, Ameren's regulated companies --- AmerenUE and AmerenCIPS -- were founded a century ago as Union Electric Company and Central Illinois Public Service Company, respectively. AmerenCIPS generating facilities on May 1, 2000, became part of a newly created nonregulated company---AmerenEnergy Generating Company; this power is marketed by a nonregulated affilate, AmerenEnergy Marketing Company. Ameren subsidiaries also include AmerenEnergy, Inc., a nonregulated energy trading company, and AmerenEnergy Fuels and Services, a fuels marketing, trading and management services organization. Approximately 92 percent of the corporation's $4.5 billion in revenues flows from electric sales, with the remainder primarily from sales of natural gas.

     CILCORP: With $1.8 billion in assets and 2001 revenues of $815 million, CILCORP, formed in 1985 and headquartered in Peoria, IL, is an energy services company. CILCORP's largest subsidiary, CILCO, serves 200,000 electric and more than 200,000 natural gas customers, and includes a regulated electric and natural gas delivery unit, power generation facilities, and a retail energy business. CILCO has been providing electricity and natural gas to customers in central Illinois since 1915. The company has four generating units primarily fueled by coal, with a total capacity of over 1,200 megawatts.

                                      # # #

     Safe Harbor Statement
     Statements made in this release, which are not based on historical facts, are "forward-looking" and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such "forward-looking" statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include (without limitation) statements as to future expectations, beliefs, plans, strategies, objectives, events, conditions, and financial performance. In connection with the "Safe Harbor" provisions of the Private Securities
     Litigation Reform Act of 1995, Ameren is providing this cautionary statement to identify important factors that could cause actual results to differ materially from those anticipated. The following factors, in addition to those discussed elsewhere in this release and in Ameren's annual report on SEC Form 10-K for the fiscal year ended December 31, 2001, and subsequent securities filings, could cause results to differ materially from management expectations as suggested by such "forward-looking" statements:

     o delays in receipt of regulatory approvals for the acquisition of CILCORP or unexpected adverse conditions or terms of those approvals;

     o    difficulties in integrating CILCO with Ameren's other businesses;

     o changes in the coal markets, environmental laws or regulations or other factors adversely impacting synergy assumptions; and

     o disruptions of the capital markets or other events making Ameren's access to necessary capital more difficult or costly.


                                      # # #